Exhibit 1.1
VALIDUS HOLDINGS, LTD.
(a Bermuda holding company)
8.875% Notes due 2040

Underwriting Agreement
January 21, 2010
Goldman, Sachs & Co.
200 West Street
New York, New York 10282-2198
As representative of the several Underwriters named in Schedule I hereto,
Ladies and Gentlemen:
     Validus Holdings, Ltd., an exempted company incorporated in Bermuda as a holding company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Goldman, Sachs & Co. is acting as representative (the “Representative”), an aggregate of $250,000,000 principal amount of 8.875% Notes due 2040 of the Company (the “Securities”).
     The Securities will be issued pursuant to an indenture (the “Base Indenture”) to be dated as of the date of the Time of Delivery (as defined in Section 2(c)) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), which will be substantially in the form filed as Exhibit 4.2 to the Registration Statement, as supplemented by the first supplemental indenture (the “First Supplemental Indenture”) between the Company and the Trustee to be dated as of the date of the Time of Delivery. The Base Indenture and the First Supplemental Indenture are referred to herein collectively as the “Indenture”.
     1. Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof and as of the Time of Delivery referred to in Section 2(c)(i) hereof, and agrees with each Underwriter, as follows:
     (a) Compliance with Registration Requirements and Securities Laws.
     (i) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”) on Form S-3ASR (File No.

333-152856) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act in accordance with Section 3(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);
     (ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the 1933 Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;
     (iii) For the purposes of this Agreement, the “Applicable Time” is 3:40 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 3(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however that the Company makes no representation and warranty with respect to any statements in or omissions from the Pricing Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use in such Pricing Disclosure Package; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;
     (iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the Business Day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto; and
     (v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “Trust Indenture Act”) and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (as to the Prospectus or any amendment or supplement to the Prospectus only, in the light of the circumstances under which they were made) not misleading; provided, however, that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

     (b) Independent Accountants of the Company. PricewaterhouseCoopers, who have certified the consolidated financial statements and supporting schedules of the Company and who have audited the Company’s internal control over financial reporting in each case that are included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the rules and regulations of the Commission thereunder.
     (c) Independent Accountants of IPC. KPMG, who have certified the consolidated financial statements and supporting schedules of IPC Holdings, Ltd., a wholly owned subsidiary of the Company, organized under the laws of Bermuda (“IPC” and, together with its subsidiaries, the “IPC Group”), that are included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, is, to the knowledge of the Company, an independent registered public accounting firm as required by the 1933 Act and the rules and regulations of the Commission thereunder.
     (d) Financial Statements.
     (i) The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The historical financial statements of IPC and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, to the knowledge of the Company, present fairly, in all material respects, the financial position of IPC and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of IPC and its consolidated subsidiaries for the periods specified; to the knowledge of the Company, such financial statements of IPC and its consolidated subsidiaries have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein.
     (ii) The pro forma financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes, present fairly the information shown therein, have been prepared in accordance with the applicable requirements of the 1933 Act or 1934 Act and the rules and regulations promulgated thereunder, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions referred to therein.

     (e) Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda and has the necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” is defined as a material adverse change or any development or event that could reasonably be expected to result in a prospective material adverse change in the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.
     (f) Good Standing of Subsidiaries. Each Significant Subsidiary (as defined below) of the Company has been duly incorporated or organized and is validly existing as a company or corporation in good standing under the laws of the jurisdiction of its incorporation or organization and has the necessary corporate power to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus, all of the issued and outstanding share capital or capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity interest; none of the outstanding shares of share capital or capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. For purposes of this Agreement, “Subsidiary” means, as applied to any person, any corporation of which an aggregate of greater than 50% of the outstanding Voting Shares of such entity is, at any time, directly or indirectly, owned by such person and/or one or more subsidiaries of such person (or if the concept of Voting Shares is inapplicable to such entity, “Subsidiary” shall have the meaning set forth in Rule 405 under the Act) and “Significant Subsidiary” shall have the meaning of “significant subsidiary” as set forth in Regulation S-X; for purposes of the definition of “Subsidiary,” “Voting Shares” means, with respect to any corporation, the capital stock having the general voting power under ordinary circumstances to elect at least a majority of the board of directors (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). The subsidiaries listed on Schedule III hereto are the only Significant Subsidiaries of the Company.
     (g) Capitalization. The Company has an authorized capitalization as set forth in the Pricing Prospectus and Prospectus and all of the issued shares of capital stock of the Company (A) have been duly authorized and validly issued, (B) are fully paid and non-assessable and (C) were not issued in violation of the preemptive or similar rights of any securityholder of the Company.
     (h) Authorization and Description of Securities. The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.
     (i) Authorization and Execution of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (j) Certain Information. The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of the Notes”, “Description of the Debt Securities” and “Underwriting”, insofar as they purport to constitute a summary of the terms of the Securities and the other documents described therein are accurate, complete and fair in all material respects.
     (k) Absence of Defaults and Conflicts. (i) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter, memorandum of association, bye-laws, by-laws or similar incorporation or organizational documents or (ii) neither the Company nor any of its subsidiaries in violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except in the case of clause (ii), for such violations and defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Securities and the Indenture, and the consummation of the transactions contemplated in this Agreement, the Securities, the Indenture and the Registration Statement (including the issue and sale of the Securities), and compliance by the Company with its obligations under this Agreement, the Securities and the Indenture, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, memorandum of association, bye-laws, by-laws or similar organizational documents of the Company or any Significant Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except in each case (other than with respect to such charter, memorandum of association, bye-laws, by-laws or similar organizational documents of the Company or any Significant Subsidiary) for such conflicts, violations, breaches or defaults which would not result in a Material Adverse Effect.
     (l) Financial Assistance. On the date hereof and upon the issuance of the Securities, the Company is and will be in compliance with Section 39 and/or entitled to one or more of the exclusions therefrom set forth in Section 39A of the Companies Act 1981 of Bermuda.
     (m) Absence of Proceedings. Other than as set forth in the Pricing Prospectus and the Prospectus prior to the date hereof, or as encountered in the ordinary course of business in the Company’s activities, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against the Company or any subsidiary or the properties or assets thereof, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Securities or the Indenture, or the performance by the Company of its obligations hereunder or in the Securities or the Indenture.
     (n) Title to Intellectual Property. Other than as set forth in the Pricing Prospectus and the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them except where the failure to own or possess, or to be able to acquire such Intellectual Property, would not have a Material Adverse Effect, and, other than as set forth in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.
     (o) Absence of Further Requirements. No consent, approval, authorization, order, filing, registration or qualification of or with any court or governmental authority or agency or any sub-division thereof having jurisdiction over the Company or any of its Significant Subsidiaries is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, the Securities or the Indenture, except (i) such as have been already obtained or as may be required under the 1933 Act or the rules and regulations of the Commission thereunder and state securities or blue sky laws, (ii) such as have been obtained from the Bermuda Monetary Authority and (iii) the Prospectus will be filed at the Registrar of Companies in Bermuda pursuant to the laws of Bermuda.
     (p) Licenses and Permits. Other than as set forth in the Pricing Prospectus and the Prospectus, each of the Company and its Significant Subsidiaries possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, “Permits”) which are necessary to conduct the business now conducted by it as described in the Pricing Prospectus and the Prospectus, except where the failure to possess such Permits, individually or in the aggregate, would not have a Material Adverse Effect; all of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or investigation against or involving the Company or its Significant Subsidiaries (and the Company knows of no reasonable basis for any such action, suit, proceeding or investigation) that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other impairment of the rights of the holder of any such Permit which revocation, modification, termination, suspension or other impairment would have a Material Adverse Effect.
     (q) Compliance with Applicable Laws. Other than as set forth in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any such subsidiary or any of its properties, as applicable, except for such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect.
     (r) No Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, which loss or interference would have a Material Adverse Effect, or would reasonably be expected to have a prospective Material Adverse Effect, and since the date as of which information is given in the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries (other than (i) the purchase of the Company’s common shares made pursuant to the Company’s share repurchase program, which as of January 15, 2010 amounted to 3,593,871 common shares; (ii) the repurchase by the Company of $14,500,000 face amount of its 8.48% Junior Subordinated Deferrable Debentures; (iii) the vesting of 372,370 of the Company’s restricted shares; and (iv) the exercise of 152,801 options to purchase common shares) or any material adverse change, or any development that would be reasonably expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Significant Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus.
     (s) Stabilization. Neither the Company nor, to the Company’s knowledge, any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities in violation of the 1934 Act.
     (t) Tax Liabilities and Reserves. Other than as set forth in the Pricing Prospectus and the Prospectus, any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed and any taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a Material Adverse Effect; provided, that this representation and warranty in respect of the IPC Group extends only to the knowledge of the Company. Other than as set forth in the Pricing Prospectus and the Prospectus, to the knowledge of the Company and its subsidiaries, there is no material proposed tax deficiency, assessment, charge or levy against the Company or any of its subsidiaries, as to which a reserve would be required to be established under U.S. GAAP, that has not been so reserved or that should be disclosed in the Registration Statement that has not been so disclosed, except for any such deficiency, assessment, charge or levy which, individually or in the aggregate, would not have a Material Adverse Effect.
     (u) Accounting Controls. The Company maintains, on behalf of itself and its Subsidiaries, a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its system of internal control over financial reporting; and since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s system of internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s system of internal control over financial reporting.
     (v) Disclosure Controls. The Company maintains, on behalf of itself and its Subsidiaries, disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

     (w) Investment Company Act. The Company is not and, after giving effect to the offer and sale of the Securities and the application of the proceeds thereof, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (x) Rule 405. (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.
     (y) No Real Property; Leases. Neither the Company nor any of its subsidiaries owns any real property; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.
     (z) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, except for any violations that would not have a Material Adverse Effect or a material adverse effect on the offering and sale of the Securities, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (aa) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for any violations that would not have a Material Adverse Effect or a material adverse effect on the offering and sale of the Securities, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (bb) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     2. Sale and Delivery to Underwriters; Closing.
     (a) Subject to the terms and conditions herein, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.835% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.
     (b) Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.
     (c) (i) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representative, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of the Representative at DTC. The Company will cause the certificates representing the Securities, if any, to be made available to the Representative for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on January 26, 2010 or such other time and date as the Representative and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”
     (ii) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 6 hereof, will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522 or at such other location as the Representative and the Company may agree (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close. For the purposes of this Agreement, “Business Day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     3. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representative with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Representative and to file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required in connection with the offering or sale of the Securities; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission prior to the completion of the distribution of the Securities contemplated by this Agreement (the date of which shall be confirmed to the Company by the Representative) of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission prior to the completion of the distribution of the Securities contemplated by this Agreement for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be required to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).
     (b) Rule 424(b). If required by Rule 430B(h) under the 1933 Act, to prepare a form of prospectus in a form approved by the Representative and to file such form of prospectus pursuant to Rule 424(b) under the 1933 Act not later than may be required by Rule 424(b) under the 1933 Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof.
     (c) Renewal Deadline. If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representative. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representative and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     (d) Qualification of Securities. Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.
     (e) Delivery of Prospectus. Prior to 3:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act, the 1934 Act or the Trust Indenture Act, to notify the Representative and upon the Representative’s request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of any Underwriter but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act; the Representative will inform the Company when the Underwriters’ obligation to deliver a prospectus has expired.
     (f) Rule 158. To timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).
     (g) Lock-up. During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder of, any securities of the Company that are substantially similar to the Securities.
     (h) Filing Fee. To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.
     (i) Net Proceeds. To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus and Prospectus under the caption “Use of Proceeds.”
     (j) Company Logo. Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s official logo for use on the website operated by such Underwriter for the sole purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
     4. Free Writing Prospectus.
     (a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 3(a) hereof, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act;
     (ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, other than one or more term sheets relating to the Securities containing customary information (which, in their final form, will not be inconsistent with the final term sheet) and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and
     (iii) any such free writing prospectus the use of which has been consented to by the Company and the Representative (including the final term sheet prepared and filed pursuant to Section 3(a) hereof) is listed on Schedule II(a) hereto.
     (b) The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the 1933 Act to avoid a requirement to file with the Commission any electronic road show.
     (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.
     5. Payment of Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and

amendments and supplements thereto (including financial statements and exhibits) and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make. All payments to be made by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
     6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company contained herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 3(a) hereof; the final term sheet contemplated by Section 3(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction.
     (b) Opinion of Counsel for Company. The Representative shall have received the written opinion and letter, dated the Time of Delivery, of Cahill Gordon & Reindel llp, outside counsel for the Company, substantially in the forms attached as Exhibits A-1 and A-2 hereto.
     (c) Opinion of Local Counsel for Company. The Representative shall have received the written opinion, dated the Time of Delivery, of Appleby, special Bermuda counsel for the Company, in the form attached as Exhibit B hereto.
     (d) Opinion of Counsel for Underwriters. The Representative shall have received the written opinion and letter, dated the Time of Delivery, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
     (e) Officers’ Certificate. At the Time of Delivery, the Representative shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such Time of Delivery, to the effect that (i) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of such Time of Delivery, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Time of Delivery and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission.
     (f) Secretary’s Certificate. At the Time of Delivery, the Representative shall have received a customary certificate of the Secretary of the Company, dated as of such Time of Delivery, in form and substance reasonably satisfactory to the Representative.
     (g) Accountant’s Comfort Letters. On (i) the date of the Prospectus at a time prior to the execution of this Agreement, (ii) the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement but prior to the Time of Delivery and (iii) at each Time of Delivery, each of PricewaterhouseCoopers and KPMG, who have certified the consolidated financial statements of the Company and the IPC Group, respectively, that are included or incorporated by reference in the Pricing Prospectus and the Prospectus, as applicable, shall have furnished to the Representative a “comfort” letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative.

     (h) No Objection. If applicable, FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (i) Delivery of Prospectus. The Company shall have complied with the provisions of Section 3(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.
     (j) No Suspension or Other Occurrences. At or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the “Exchange”); (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities in New York or Bermuda declared by the relevant authority or a material disruption in commercial banking or securities settlement or clearance services in the United States or any other relevant jurisdiction; (iv) the outbreak or escalation of hostilities involving the United States or Bermuda or the declaration by the United States or Bermuda of a national emergency or war if the effect of any such event specified in this clause (iv) in the judgment of the Representative is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus; (v) a change or development involving a prospective change in Bermuda taxation affecting the Company; (vi) the imposition of exchange controls by the United States or Bermuda; or (vii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or currency exchange rates or controls in the United States or Bermuda or elsewhere, if the effect of any such event specified in this clause in the judgment of the Representative is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus.
     (k) No Material Adverse Effect. (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and (ii) since the date as of which information is given in the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change or any development or event that could reasonably be expected to result in a prospective material adverse change in the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.
     (l) No Downgrade. On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or claims paying ability or the financial strength rating of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or claims paying ability, or the financial strength rating of the Company or any of its subsidiaries.
     7. Indemnification and Contribution.
     (a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, except that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding or except as otherwise provided in subsection (c) below; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.
     (b) Indemnification of Company, Directors and Officers. Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the

Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred, including the reasonable fees and expenses of one counsel (in addition to any applicable local counsel).
     (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In the case of parties indemnified pursuant to subsection (a) above, counsel to the indemnified parties shall be selected by the Representative; and in the case of parties indemnified pursuant to subsection (b) above, counsel to the indemnified parties shall be selected by the Company. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, (i) if the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, (ii) if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of such indemnified party for the same counsel to represent both the indemnified party and the Company, (iii) if both the indemnifying party and the indemnified party are parties to the same action and one or more defenses may be available to the indemnified party that would not also be available to the indemnifying party or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party, then such indemnified party shall be entitled to retain its own counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if, in the case of the Underwriters, the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of the 1933 Act shall have the same rights to contribution as such Underwriter and each officer and director of the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act or shall have the same rights to contribution as the Company. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) Control Persons. The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the 1933 Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.
     8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities to the Underwriters.
     9. Termination of Agreement. If this Agreement is terminated pursuant to Section 10 hereof, such termination shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof; provided, that, except as provided in Sections 5 and 7 hereof, if for any other reason the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters (other than any defaulting Underwriter) through the Representative for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered; and provided further that Sections 1, 7 and 8 shall survive termination of this Agreement and remain in full force and effect.
     10. Default by One or More of the Underwriters.
     (a) If any Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder at the Time of Delivery, the Representative may in its discretion arrange for the Representative or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that the Representative has so arranged for the purchase of such Securities, or the Company notifies the Representative that it has so arranged for the purchase of such Securities, the Representative or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representative may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. Notice. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative at Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representative upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

     12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm, company or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm, company or corporation. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     13. GOVERNING LAW; TIME APPOINTMENT OF AGENT FOR SERVICE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     EACH OF THE PARTIES HERETO IRREVOCABLY (i) AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY BROUGHT BY ANY UNDERWRITER OR BY ANY PERSON WHO CONTROLS ANY UNDERWRITER ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY UNITED STATES FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, STATE OF NEW YORK (A “NEW YORK COURT”), (ii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING AND (iii) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH NEW YORK COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY EXPRESSLY CONSENTS TO THE JURISDICTION OF ANY NEW YORK COURT IN RESPECT OF ANY SUCH ACTION, AND WAIVES ANY OTHER REQUIREMENTS OF OR OBJECTIONS TO PERSONAL JURISDICTION WITH RESPECT THERETO.
     The Company hereby irrevocably appoints CT Corporation System in New York City as its agent for service of process in any suit, action or proceeding described in the preceding paragraph. The Company agrees that service of process in any such suit, action or proceeding may be made upon it at the office of its agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that its agent has agreed to act as agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
     14. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court of from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or any of its property, it irrevocable waives, to the fullest extent permitted by law, such immunity in respect of its obligations under this Agreement.
     15. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.
     16. Miscellaneous.
     (a) The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.
     (b) This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     (c) The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     (d) The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     (e) Time shall be of the essence of this Agreement.
     17. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     18. Disclosure of Certain Tax Matters. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters, imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     19. Effect of Headings. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
[Remainder of Page Left Intentionally Blank]

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Validus Holdings, Ltd.

By:	/s/ Joseph E. (Jeff) Consolino

	Name:	Joseph E. (Jeff) Consolino
	Title:	Executive Vice President and
Chief Financial Officer
Accepted as of the date hereof:
Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

On behalf of each of the Underwriters

SCHEDULE I

Principal
Amount of Securities to
Underwriter	Be Purchased
Goldman, Sachs & Co.	$63,123,000
Deutsche Bank Securities Inc.	48,080,000
J.P. Morgan Securities Inc.	48,080,000
Calyon Securities (USA) Inc.	17,143,000
ING Financial Markets LLC	17,143,000
SunTrust Robinson Humphrey, Inc.	17,143,000
BNP Paribas Securities Corp.	8,929,000
Comerica Securities, Inc.	8,929,000
HSBC Securities (USA) Inc.	8,929,000
Scotia Capital (USA) Inc.	8,929,000
Lloyds TSB Bank plc	3,572,000

Total	$250,000,000

B-1

SCHEDULE II
(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic road show presentation made available on NetRoadshow.com.

(b)	Additional Documents Incorporated by Reference:

None.

A-II-1

SCHEDULE III
List of Significant Subsidiaries of the Company
IPC Holdings, Ltd. (merged out of existence in the IPC acquisition)
IPCRe Limited
Talbot 2002 Underwriting Capital Ltd.
Talbot Holdings Ltd.
Talbot Insurance (Bermuda) Ltd.
Talbot Underwriting Holdings Limited
Talbot Underwriting Ltd.
Validus Reinsurance, Ltd.

A-III-1